UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 22, 2014
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a), (b)
The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Old Dominion Freight Line, Inc. (the "Company") was held on May 22, 2014. The following matters, which are described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2014, were voted upon and approved by the Company's shareholders at the Annual Meeting.

Proposal 1 –	Election of Eight Directors

Each of the following individuals were elected by the shareholders to serve as directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, and received the number of votes set opposite their respective names:

Nominee	For	Withheld	Broker Non-Votes
Earl E. Congdon	76,095,243	5,239,804	1,897,596
David S. Congdon	78,510,152	2,824,895	1,897,596
J. Paul Breitbach	79,167,845	2,167,202	1,897,596
John R. Congdon, Jr.	76,402,968	4,932,079	1,897,596
Robert G. Culp, III	79,772,194	1,562,853	1,897,596
John D. Kasarda	80,015,759	1,319,288	1,897,596
Leo H. Suggs	80,043,938	1,291,109	1,897,596
D. Michael Wray	80,648,882	686,165	1,897,596

Proposal 2 –	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The compensation of the Company's named executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

For	Against	Abstain	Broker Non-Votes
78,814,363	2,377,069	143,615	1,897,596

Proposal 3 –	Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was approved by the shareholders based on the following vote:

For	Against	Abstain
81,710,057	1,427,416	95,170

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: May 23, 2014